CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 8, 2003, relating to the financial statements and financial highlights which appears in the June 30, 2003 Annual Report to Shareholders of SA Funds – Investment Trust, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

October 21, 2003